Exhibit 99(b)
Proxy                    FIRST NATIONAL BANK CORP.                    Proxy
           SPECIAL MEETING OF STOCKHOLDERS - ___________________

The undersigned stockholder acknowledges receipt of a Notice of Special Meeting and a Prospectus and Proxy Statement for the special meeting referred to above, and appoints _________________________ _______ and
____________________________, or either of them, each with full power of substitution, attorneys and proxies to represent the stockholder, and to vote and act with respect to all shares that the stockholder would be entitled to vote, at the special meeting of stockholders of First National Bank Corp. referred to above and at any adjournment of that meeting on all matters which come before the meeting.

     1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 24, 1994, between First National Bank Corp. and Old Kent Financial Corporation.

          ___ FOR        ___ AGAINST         ___ ABSTAIN

     Your Board of Directors recommends that you vote FOR the Proposal.

     2. In their discretion, upon any other matter which may properly come before the meeting.

              (Be sure to sign the reverse side of this card)

                        (Continued from other side)

This proxy is solicited on behalf of the Board of Directors. If this proxy is properly executed and returned, the shares represented by this proxy will be voted as specified. If no specification is given, the shares will be voted for adoption of the Agreement and Plan of Merger. The shares represented by this proxy will be voted in the discretion of the proxies on any other matter which may come before the meeting.

The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment thereof.

                                   (Please sign exactly as name(s)
                                   appear(s) on your stock certificate
                                   indicating, where proper, official
                                   position or representative capacity.
                                   When shares are held by joint tenants,
                                   both should sign.)

                                   ___________________________________

                                   ___________________________________
                                   Signature(s) of Stockholder(s)

                                   Date:  _____________________, 1994

      Please mark, sign, and return promptly in the enclosed envelope.